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                                                                     EXHIBIT 3.3

                       NEW YORK COMMUNITY BANCORP, INC.

                              AMENDMENT TO BYLAWS

                       Adopted by the Board of Directors
                               on March 27, 2001



     WHEREAS, the Board of Directors of New York Community Bancorp, Inc., a Delaware corporation (the "Corporation"), at a meeting duly called and held on March 27, 2001, has determined that it is desirable and in the best interests of the Corporation and its stockholders to make amendments to the Bylaws of the Corporation (the "Bylaws") in accordance with Article VIII of the Bylaws, such amendments to the Bylaws become effective at the effective time of the Merger contemplated in the Agreement and Plan of Merger, dated as of March 27, 2001, by and between the Corporation and Richmond County Financial Corp.; and

     WHEREAS, each member of the Board of Directors of the Corporation has waived pursuant to Article VI, Section 2 of the Bylaws the two day prior notice provision contained in Article VIII of the Bylaws for any amendment, alteration or repeal of the Bylaws by a resolution of the Board of Directors for the following amendments to the Bylaws.

     NOW, THEREFORE, BE IT RESOLVED that the Board of Directors of the Corporation, acting pursuant to Section 109 of the Delaware General Corporation Law, hereby amends the Bylaws as follows, such amendments to the Bylaws to become effective at the effective time of the Merger contemplated in the Agreement and Plan of Merger, dated as of March 27, 2001, by and between the Corporation and Richmond County Financial Corp.:

          1. Section 5 of Article I of the Bylaws shall be deleted and replaced with the following:

               The Chairman of the Board of the Corporation, or, in his or her
          absence or at his or her delegation, the Chief Executive Officer of the Corporation shall call to order any meeting of the stockholders and preside over the meeting (such person, the "Chairman of the Meeting"). In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman of the Meeting appoints.
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          2.  The first sentence of the first paragraph of Section 6(a) of
     Article I of the Bylaws shall be deleted and replaced with the following:

               The Chairman of the Meeting of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

          3.  The last sentence of the first paragraph of Section 6(b) of
     Article I of the Bylaws shall be deleted and replaced with the following:

               The Chairman of the Meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
          Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          4. The last two sentences of Section 6(c) of Article I of the Bylaws shall be deleted and replaced with the following:

               No person shall be eligible for election by shareholders as a director of the Corporation unless nominated by the Board of Directors, nominated pursuant to Section 2(b) of Article II of these Bylaws or nominated in accordance with the provisions of this Section 6(c) (the "Section 6(c) Provision"). The Chairman of the Meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the Section 6(c) Provision and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

          5.  The last two sentences of the second paragraph of Section 7 of
     Article I of the Bylaws shall be deleted and replaced with the following:

               If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                                      -2-
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          6.  The last sentence of paragraph 1 of Section 1 of Article II of the
     Bylaws shall be deleted and replaced with the following:

               The Board of Directors shall annually elect a Chairman of the Board from among its members.

          7.  The following paragraph shall be added to the end of Section 2 of
     Article II of the Bylaws as Section 2(b) and the first paragraph of Section 2 of Article II of the Bylaws shall be paragraph (a):

               (b) Notwithstanding any other provision in these Bylaws, until the annual meeting of shareholders of the Corporation in 2004, unless two-thirds of all of the directors of the Corporation shall otherwise determine, in the event that a director of the Corporation at the effective time of the merger (the "Merger") of Richmond County Financial Corp. into the Corporation pursuant to the Agreement and Plan of Merger, dated as of March 27, 2001, by and between the Corporation and Richmond County Financial Corp. (the "Merger Agreement") that was a director of the Corporation prior to the effective time of the Merger (an "East Director") or a director of the Corporation at the effective time of the Merger that was formerly a director of Richmond County Financial Corp. prior to the effective time of the Merger (a "West Director"), or a director otherwise elected or nominated by the East Directors or the West Directors as set forth in this paragraph shall resign, no longer be able to serve or not stand or be standing for reelection (for whatever reason), (i) if such director shall be a East Director or a nominee of the East Directors, then the East Directors and nominees of the East Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a director or, if appropriate, nominate such person for election as a director by the shareholders and (ii) if such director shall be a West Director or a nominee of the West Directors, then the West Directors and nominees of the West Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a director or, if appropriate, nominate such person for election as a director by the shareholders. This paragraph may not be amended, altered or repealed by the Board of Directors except pursuant to a resolution approved by two-thirds of all of the directors of the Corporation.

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          8.  Section 4 of Article II of the Bylaws shall be deleted and replaced with the following:

               Special meetings of the Board of Directors may be called by one-half (1/2) of the Directors then in office (rounded up to the nearest whole number), or by the Chairman of the Board or the Chief Executive Officer, and shall be held in such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date and time of each such special meeting shall be given to each Director, unless waived by such Director, by mailing written notice not less than (5) days before the meeting or by telegraphing or telexing, or by facsimile transmission of the same or by hand, not less than twenty-four (24) hours before the meeting in the case of a meeting to be held at a location within twenty-five (25) miles of the Corporation's executive offices and not less than forty-eight (48) hours before the meeting in the case of a meeting to be held at a location beyond twenty-five (25) miles of the Corporation's executive offices. No special meeting shall be held at a location beyond seventy-five (75) miles of the Corporation's executive offices. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          9. The first sentence of Section 7 of Article II of the Bylaws shall be deleted and replaced with the following:

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board or, in his or her absence or at his or her delegation, the Chief Executive Officer or the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law.

          10. Section 8 of Article II of the Bylaws shall be deleted and Sections 9 and 10 of Article II shall be renumbered Sections 8 and 9.

          11. The first sentence of Section 3 of Article III of the Bylaws shall be deleted and replaced with the following:

               The Board of Directors, by resolution adopted by a majority of the Whole Board, shall appoint a Nominating Committee of the Board, consisting of not less than (3) members of the Board of Directors, one of whom shall be the Chairman of the Board and one of whom shall be the Chief Executive Officer.

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          12.  The following sentence shall be added to the end of Section 3 of
     Article III of the Bylaws:

               The provisions of this Section 3 of Article III shall be subject to the provisions of Section 2(b) of Article II.

          13. The first sentence of Section 1(a) of Article IV of the Bylaws shall be deleted and replaced with the following:

               The Board of Directors, as soon as may be practicable after the annual meeting of stockholders, shall choose a Chairman of the Board; a Chief Executive Officer; a President; one or more Vice Presidents (which may have the designation "Senior Executive", "Executive" or "Senior" before "Vice President"); and a Secretary, and from time to time may choose such other officers as it may deem proper.

          14. The first sentence of Section 1(b) of Article IV of the Bylaws shall be deleted and replaced with the following:

               The term of office of all Officers shall be until such officers' resignation or removal and any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors. The removal of Joseph R. Ficalora, as Chief Executive Officer and President, or Michael F. Manzulli, as Chairman of the Board, from such offices or any action to materially modify, amend or breach the employment agreements of either of such persons, or terminate such person's employment, shall require the affirmative vote of 75% of all of the directors of the Corporation. This Section 1(b) of Article IV of these Bylaws may not be amended, altered or repealed by the Board of Directors except pursuant to a resolution adopted by 75% of all of the directors of the Corporation.

          15. Sections 2 and 3 of Article IV of the Bylaws shall be deleted and replaced with the following and Sections 4, 5, 6 and 7 of Article IV shall be renumbered Sections 5, 6, 7 and 8:

          Section 2  Chairman of the Board of Directors.
          ----------------------------------------------

               The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity. The Chairman of the Board shall perform all duties and

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          have all powers which are delegated to him or her by the Board of
          Directors.

          Section 3  Chief Executive Officer and President.
          -------------------------------------------------

               The Chief Executive Officer and President shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of Chief Executive Officer and President or that are delegated to him or her by the Board of Directors. The Chief Executive Officer and President shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

          Section 4  Vice President.
          --------------------------

               The Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors. A Vice President or Vice Presidents may be designated as "Senior Executive Vice President", "Executive Vice President" or "Senior Vice President".

          16. Section 1 of Article V of the Bylaws shall be deleted and replaced with the following:

               Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

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